Exhibit 99.1

[PROVIDENCE SERVICE CORPORATION LOGO}

PROVIDENCE SERVICE CORPORATION

AT THE COMPANY Fletcher McCusker – Chairman and CEO Kate Blute – Director of Investor and Public Relations 520/747-6600	AT FINANCIAL RELATIONS BOARD Alison Ziegler – General Information Susan Garland – Analyst Information 212/445-8300 Cynthia Martin – Media Information 312/640-6741

FOR IMMEDIATE RELEASE

Providence Service Corporation Reports

First Quarter 2004 Financial Results

Highlights:

•	Total revenue grew 38% to $18.5 million, a record high
•	Managed revenue grew 37% to $20.3 million, also a record high
•	Subsequent to the end of the quarter announced the closing of both a Pennsylvania acquisition and a Pennsylvania management contract

TUCSON, ARIZONA – May 5, 2004 – The Providence Service Corporation (Nasdaq: PRSC) today announced financial results for the first quarter ended March 31, 2004.

For the first quarter of 2004, the Company reported net income available to common stockholders of $1.1 million, or $0.13 per diluted share. This compares to net income available to common stockholders of $489,000, or $0.12 per diluted share, in the quarter ended March 31, 2003. Revenue was $18.5 million for the first quarter of 2004, an increase of 38% from $13.4 million for the same quarter last year. Providence’s direct client census grew to 6,787 at March 31, 2004, a 39% increase from 4,877 at March 31, 2003. The number of direct contracts increased to 141 at March 31, 2004 from 116 at March 31, 2003.

Managed revenue, which represents revenue of the not-for-profit social services organizations the Company manages in return for a negotiated management fee, increased 37% to $20.3 million from $14.8 million for the same quarter one year ago. Managed revenue is presented to provide investors with an additional measure of the size and depth of the operations under Providence’s direction and can help investors understand trends in management fee revenue. Managed client census grew to 8,222 at March 31, 2004 as compared to 7,937 at March 31, 2003 and 7,642 at December 31, 2003. Contracts of managed entities grew from 58 to 64 year over year.

Fletcher McCusker, Chairman and CEO of Providence, commented, “We are extremely pleased with our first quarter results. We continue to execute in every facet of our business from new contract wins, adding locations and clients, cross-selling our services as well as acquisitions. During the quarter we completed the current phase of the infrastructure build up to support our Florida business, which now represents Providence’s largest state, and we acquired Dockside Services, an Indiana-based youth services provider.

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5524 E. Fourth Street • Tucson, Arizona 85711 • Tel 520/747-6600 • Fax 520/747-6605 • www.provcorp.com

Providence Service Corporation Reports First Quarter Financial Results

This momentum carried into the second quarter of 2004, as we established a platform in Pennsylvania through our recent Pottsville Behavioral Counselling Group acquisition and the long term management contract we signed with The ReDCo Group. Similar to Florida, we believe Pennsylvania offers valuable opportunities for growth.”

“For 2004, the Company continues to be comfortable with earnings per share estimates of $0.70 to $0.72 per share. Looking ahead, we will enter our second of two annual government procurement periods in July 2004 and, while we cannot guarantee that Providence will win any of the business in this procurement cycle, we are currently negotiating for $13.3 million of new business for 2004 and 2005.”

Mr. McCusker concluded, “On April 2, we successfully completed a follow-on offering that increased our public float to 86% of our 9,278,054 current shares of common stock outstanding. We remain excited about the opportunities ahead of us and are as convinced as ever that our strategy of providing creative alternatives to institutional care while generating savings to state governments continues to resonate in the marketplace.”

Providence will hold a conference call at 11:00 a.m. ET (9:00 a.m. MT, 8:00 a.m. PT) on Thursday, May 6, 2004. Interested parties are invited to listen to the call live over the Internet at www.provcorp.com or www.fulldisclosure.com or by dialing (800) 218-0713. International callers should dial (303) 262-2190. A replay of the teleconference will be available on www.provcorp.com and www.fulldisclosure.com. A replay will also be available until May 13, 2004 by dialing (800) 405-2236 or (303) 590-3000, and using passcode 578474.

Providence Service Corporation, through its owned and managed entities, provides home and community based social services to government sponsored clients under programs such as welfare, juvenile justice, Medicaid and corrections. Providence operates no beds, treatment facilities, hospitals, or group homes preferring to provide services in the client’s own home or other community setting. Through its owned and managed entities, Providence maintains 205 government contracts in 17 states and the District of Columbia as of March 31, 2004.

Certain statements herein, such as any statements about Providence’s confidence or strategies or its expectations about revenues, results of operations, profitability, contracts or market opportunities, constitute “forward-looking statements” within the meaning of the private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause Providence’s actual results or achievements to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, reliance on government-funded contracts, risks associated with government contracting, risks involved in managing government business, legislative or policy changes, challenges resulting from growth or acquisitions, adverse media and legal, economic and other risks detailed in Providence’s other filings with the Securities and Exchange Commission. Words such as “believe,” “demonstrate,” “expect,” “estimate,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Providence undertakes no obligation to update any forward-looking statement contained herein.

—financial tables to follow—

Providence Service Corporation Reports First Quarter Financial Results

The Providence Service Corporation

Condensed Consolidated Statements of Operations

(in thousands except share and per share data)

(UNAUDITED)

	Three months ended March 31
	2004	2003
Revenues:
Home and community based services	$12,974	$9,517
Foster care services	3,259	2,538
Management fees	2,222	1,359

	18,455	13,414
Operating expenses:
Client service expense	13,750	10,468
General and administrative expense	2,563	1,245
Depreciation and amortization	228	269

Total operating expenses	16,541	11,982

Operating income	1,914	1,432

Other (income) expense:
Interest expense	119	553
Interest income	(42)	(9)
Equity in earnings of unconsolidated affiliate	—	(57)

Income before income taxes	1,837	945
Provision for income taxes	735	359

Net income	1,102	586
Preferred stock dividends	—	97

Net income available to common stockholders	$1,102	$489

Earnings per common share:
Basic	$0.13	$0.22

Diluted	$0.13	$0.12

Weighted-average number of common shares outstanding:
Basic	8,492,573	2,185,384
Diluted	8,785,917	5,407,081

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Providence Service Corporation Reports First Quarter Financial Results

The Providence Service Corporation

Condensed Consolidated Balance Sheets

(in thousands except share and per share data)

	March 31 2004	December 31 2003
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$9,056	$15,004
Accounts receivable, net of allowance of $97,000 and $69,000	10,984	9,199
Held-to-maturity investments	3,986	3,973
Management fee receivable	3,100	3,577
Prepaid expenses and other	1,042	947
Deferred tax asset	617	617

Total current assets	28,785	33,317
Property and equipment, net	1,783	1,772
Note receivable from not-for-profit affiliate	407	407
Goodwill	18,447	13,429
Intangible assets, net	1,240	986
Deferred tax asset	1,543	1,543
Other assets	1,205	1,834

Total assets	$53,410	$53,288

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,526	$1,001
Accrued expenses	5,754	4,732
Current portion of capital lease obligations	93	89
Current portion of long-term obligations	—	1,494

Total current liabilities	7,373	7,316
Capital lease obligations, less current portion	114	139
Long-term obligations, less current portion	1,000	2,100

Stockholders’ equity:
Common stock: Authorized 40,000,000 shares; $0.001 par value; 8,529,531 and 8,481,839 issued and outstanding (including treasury shares)	9	8
Additional paid-in capital	52,041	51,773
Accumulated deficit	(6,828)	(7,930)

	45,222	43,851
Less 146,905 and 135,501 treasury shares, at cost	299	118

Total stockholders’ equity	44,923	43,733

Total liabilities and stockholders’ equity	$53,410	$53,288

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Providence Service Corporation Reports First Quarter Financial Results

The Providence Service Corporation

Condensed Consolidated Statements of Cash Flows

(in thousands)

(UNAUDITED)

	Three months ended March 31
	2004	2003
Operating activities
Net income	$1,102	$586
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	151	146
Amortization	78	123
Amortization of deferred financing costs and discount on investment	21	—
Stock compensation	43	43
Equity in earnings of unconsolidated affiliate	—	(57)
Changes in operating assets and liabilities, net of effects of acquisitions:
Trade accounts receivable, net	(1,785)	(361)
Management fee receivable	498	(472)
Prepaid expenses and other	(177)	68
Accounts payable	525	(1)
Accrued expenses	856	183

Net cash provided by operating activities	1,312	258
Investing activities
Purchase of property and equipment	(130)	(125)
Acquisition of businesses, net of cash acquired	(3,476)	(1,853)

Net cash used in investing activities	(3,606)	(1,978)
Financing activities
Net payments on revolving note	(94)	(624)
Payments of capital leases	(21)	(58)
Repayments of short-term debt	(1,400)	—
Repayments of long-term debt	(2,100)	—
Proceeds from common stock issued pursuant to stock option exercise, net	45	—
Public offering costs	(84)	(29)
Proceeds from short-term debt	—	672
Proceeds from long-term debt	—	1,911
Debt financing costs	—	(150)

Net cash provided by (used in) financing activities	(3,654)	1,722

Net change in cash	(5,948)	2
Cash at beginning of period	15,004	1,019

Cash at end of period	$9,056	$1,021

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